China GengSheng Minerals Reports Second Quarter 2012 Financial Results

GONGYI, China, August 14, 2012 – China GengSheng Minerals, Inc. (NYSE Amex: CHGS), a leading China-based high-tech industrial materials manufacturer producing heat-resistant, energy- efficient materials for a variety of industrial applications, today announced its financial results for the second quarter ended June 30, 2012.

Second Quarter 2012 Financial Summary:

Revenue decreased 4.0% year-over-year to approximately $19.6 million.

Refractories sales were approximately $11.6 million, compared with approximately $12.5 million in the second quarter of 2011.

Fine precision abrasives product sales were approximately $3.3 million, compared with approximately $1.5 million in the second quarter of 2011.

Fracture proppant sales were approximately $4.2 million, compared with approximately $5.9 million in the second quarter of 2011.

Gross profit was approximately $3.1 million, or 15.6% of total sales, compared with approximately $5.3 million, or 26.1% of total sales in the same period a year ago.

Total operating expenses increased to approximately $5.0 million, compared with approximately $4.5 million in the second quarter of 2011.

Net loss attributable to the Company was approximately $3.8 million, or $0.14 per share, compared with net loss of approximately $247,000, or $0.01 per share in the second quarter of 2011.

As of June 30, 2012, the Company had cash and cash equivalents of approximately $5.2 million, total equity of approximately $47.3 million and working capital of approximately $5.3 million.

First Half 2012 Financial Summary:

Revenue decreased 9.0% year-over-year to approximately $33.3 million.

Refractories sales were approximately $21.6 million, compared with approximately $22.5 million in the first half of 2011.

Fine precision abrasives product sales were approximately $5.7 million, compared with approximately $2.3 million in the first half of 2011.

Fracture proppant sales were approximately $5.2 million, compared with approximately $11.1 million in the first half of 2011.

Gross profit was approximately $5.8 million, or 17.3% of total sales, compared with approximately $9.6 million, or 26.3% of total sales in the same period a year ago.

Total operating expenses increased to approximately $9.3 million, compared with approximately $8.2 million in the first half of 2011.

Net loss attributable to the Company was approximately $6.7 million, or $0.25 per share, compared with net loss of approximately $327,000, or $0.01 per share in the first half of 2011.

“Our sales recovered gradually from the disappointing first quarter as we stabilized refractory products sales and repositioned our sales of fracture proppant products to the domestic market. In particular, our sales of fine precision abrasives products achieved significant increase year-over-year despite the challenging market conditions we are facing.” Said Mr. Shunqing Zhang, China GengSheng's Chairman and Chief Executive Officer. “While rising costs continued to put pressure on our bottom line number, we still have confidence in our ability and readiness to capture new market opportunities.”

Financial Results for the Three Months Ended June 30, 2012

For the second quarter of 2012, sales revenue was approximately $19.6 million, a decrease of 4.0%, compared with approximately $20.4 million in the second quarter of 2011. The decrease was mainly attributable to the decreased sales of our fracture proppant products.

  Sales of the Company’s core refractory products totaled approximately $11.6 million, or 59.2% of total sales, a decrease of 7.4%, compared with approximately $12.5 million in the same period of 2011.
  Sales of fracture proppant products totaled approximately $4.2 million, or 21.5% of total sales, a decrease of 28.9%, compared with approximately $5.9 million in the second quarter of 2011. The year-over-year decrease in fracture proppant products sales revenue was mainly due to the larger portion of sales to the domestic market where the fracture proppant products are typically priced lower than that in the U.S. market.
  Sales of fine precision abrasives products totaled approximately $3.3 million, compared with approximately $1.5 million in the second quarter of 2011. The increase in sales revenue was primarily due to the increased sales to a major customer.
  Sales of industrial ceramics were approximately $530,000, compared with approximately $492,000 in the second quarter of 2011.

Cost of goods sold totaled approximately $16.6 million, an increase of 9.7%, compared with approximately $15.1 million in the same period of 2011. This increase was primarily due to the higher raw material costs and energy costs compared with the same period in 2011.

Gross profit for the three months ended June 30, 2012 was approximately $3.1 million, or 15.6% of revenue, compared with approximately $5.3 million, or 26.1% of revenue in the second quarter of 2011. The decrease in gross profit and gross profit margin for the quarter was mainly attributable to the decreased gross profit margin in our fine precision abrasives segment and fracture proppants segment.

General and administrative expenses increased by approximately $307,000 to approximately $1.9 million for the second quarter in 2012, from approximately $1.6 million in the same period in 2011. The increase was primarily due to the loss on disposal of equipment in our fine precision abrasives segment as we upgraded the production facilities and the increase in depreciation expenses and salary expenses.

Selling expenses stayed flat at approximately $2.8 million in the second quarter of 2012, compared with the same period in 2011.

Finance costs increased by approximately $379,000, or 24.1% to approximately $2.0 million in the second quarter of 2012, from approximately $1.6 million in the same period in 2011. The increase was primarily attributable to an increase of approximately $606,000 in interest expenses as we increased borrowing activities in the second quarter of 2012.

Net loss attributable to Company's common stockholders was approximately $3.8 million, or $0.14 per share, compared with approximately $247,000, or $0.01 per share in the same period in 2011. The net loss for the quarter was primarily attributable to the factors described above.

As of June 30, 2012, the Company had cash and cash equivalents totaling approximately $5.2 million, working capital of approximately $5.3 million and total equity of approximately $47.3 million.

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including monolithic refractories, industrial ceramics, fracture proppants and fine precision abrasives. A market leader offering customized solutions, GengSheng sells its products primarily to the iron and steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment, while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 170 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, Henan GengSheng High Temperature Materials Co., Ltd. and Henan Yuxing Proppant Co., Ltd.

For more information about the Company, please visit http://www.gengsheng.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China GengSheng Minerals, Inc., and its subsidiary companies. All statements other than statements of historical fact included herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's ability to meet its projected output for the term of the supply contract; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

China GengSheng Minerals, Inc.
Investor Relations
Mr. Shuai Zhang
ir@gengsheng.com
+86-371-6405-9846

China GengSheng Minerals, Inc.
Condensed Consolidated Balance Sheets

	As of	As of
	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,162,949	$3,594,361
Restricted cash	38,465,112	21,094,008
Trade receivables, net	53,645,872	49,167,748
Bills receivable	12,363,231	6,331,997
Other receivables and prepayments, net	9,025,841	8,451,185
Advances to senior management	-	360,162
Inventories, net	18,248,768	16,956,582
Deferred tax assets, net of valuation allowance	-	-

Total current assets	136,911,773	105,956,043

Deposit for acquisition of a non-consolidated affiliate, net	-	1,092,041
Investment in a non-consolidated affiliate	1,090,412	-
Deposits for acquisition of land use right, property, plant and equipment	622,824	618,892
Goodwill, net	-	-
Intangible assets, net	-	-
Property, plant and equipment, net	37,203,990	37,164,849
Land use rights	3,119,516	3,137,961

TOTAL ASSETS	$178,948,515	$147,969,786

LIABILITIES AND EQUITY

Current liabilities:
Trade payables	$22,090,232	$18,671,086
Bills payable	8,818,128	16,385,340
Other payables and accrued expenses	6,904,576	8,877,407
Deferred revenue - Government grants	649,202	443,632
Provision for warranty	110,730	184,778
Income taxes payable	71,345	218,038
Non-interest-bearing loans	3,568,059	3,318,472
Collateralized short-term bank loans	84,570,235	45,974,022
Loans from third parties	4,752,000	-
Deferred tax liabilities	125,270	112,625
Warrant liabilities	-	-

TOTAL LIABILITIES	131,659,777	94,185,400

COMMITMENTS AND CONTINGENCIES

China GengSheng Minerals, Inc.
Condensed Consolidated Balance Sheets (Cont’d)

	As of	As of
	June 30,	December 31,
	2012	2011
	(Unaudited)
STOCKHOLDERS' EQUITY
Preferred stock - $0.001 par value per share; authorized 50,000,000 shares in 2012 and 2011, none issued and outstanding	$-	$-
Common stock - $0.001 par value per share; authorized 100,000,000 shares in 2012 and 2011, issued and outstanding 26,803,044 shares in 2012 and 2011	26,803	26,803
Additional paid-in capital	28,197,310	28,197,310
Statutory and other reserves	8,110,972	8,110,972
Accumulated other comprehensive income	7,916,345	7,713,341
Retained earnings	2,834,958	9,541,560

Total China GengSheng Minerals, Inc. stockholders' equity	47,086,388	53,589,986
NONCONTROLLING INTEREST	202,350	194,400

TOTAL EQUITY	47,288,738	53,784,386

TOTAL LIABILITIES AND EQUITY	$178,948,515	$147,969,786

China GengSheng Minerals, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three months ended		Six months ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Sales revenue	$19,620,215	$20,435,922	$33,330,878	$36,619,751
Cost of goods sold	(16,565,669)	(15,101,251)	(27,559,978)	(26,997,445)
Gross profit	3,054,546	5,334,671	5,770,900	9,622,306
Operating expenses
General and administrative expenses	1,937,379	1,629,380	3,666,090	3,133,598
Research and development expenses	236,283	145,202	399,279	286,529
Selling expenses	2,790,552	2,761,122	5,271,143	4,733,057

Total operating expenses	4,964,214	4,535,704	9,336,512	8,153,184

(Loss) income from operations	(1,909,668)	798,967	(3,565,612)	1,469,122
Other (expenses) income
Government grant income	-	16,802	385,314	17,685
Guarantee income	147,732	122,952	301,286	210,248
Guarantee expenses	(107,630)	(88,877)	(236,808)	(176,392)
Equity in net loss of a non-consolidated affiliate	(8,567)	-	(8,567)	-
Interest income	186,375	62,893	238,949	182,381
Change in fair value of warrant liabilities	-	650,000	-	910,000
Other income (expenses)	37,905	(33,533)	43,844	(67,722)
Finance costs	(1,949,938)	(1,571,367)	(3,700,130)	(2,537,099)

Total other expenses	(1,694,123)	(841,130)	(2,976,112)	(1,460,899)

(Loss) income before income taxes and noncontrolling	(3,603,791)	(42,163)	(6,541,724)	8,223
Income taxes	(202,018)	(226,139)	(214,366)	(362,310)

Net loss before noncontrolling interest	(3,805,809)	(268,302)	(6,756,090)	(354,087)
Net loss attributable to noncontrolling interest	12,039	21,264	49,488	27,115

Net loss attributable to Company’s common	$(3,793,770)	$(247,038)	$(6,706,602)	$(326,972)

Net loss before noncontrolling interest	$(3,805,809)	$(268,302)	$(6,756,090)	$(354,087)
Other comprehensive income
Foreign currency translation adjustments	20,630	786,396	260,442	991,240

Comprehensive (loss) income	(3,785,179)	518,094	(6,495,648)	637,153
Comprehensive loss (income) attributable to interest	12,055	21,264	(7,950)	27,115
Comprehensive (loss) income attributable to Company’s stockholders	$(3,773,124)	$539,358	$(6,503,598)	$664,268

China GengSheng Minerals, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss (Cont’d)

	Three months ended		Six months ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
	2012	2011	2012	2011
Loss per share - Basic and diluted attributable to Company’s common stockholders	$(0.14)	$(0.01)	$(0.25)	$(0.01)
Weighted average number of shares - Basic and diluted	26,803,044	26,794,386	26,803,044	26,711,513

China GengSheng Minerals, Inc.
Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	(Unaudited)
	2012	2011
Cash flows from operating activities
Net loss before noncontrolling interest	$(6,756,090)	$(354,087)
Adjustments to reconcile net loss before noncontrolling interest to net cash flows used in operating activities:
Depreciation	1,545,430	1,040,195
Amortization of land use rights	38,380	10,481
Equity in net loss of a non-consolidated affiliate	8,567	-
Amortization of intangible assets	-	38,180
Deferred taxes	12,157	153,413
Loss on disposal of property, plant and equipment	115,742	29,813
Guarantee expenses	236,808	-
Guarantee income	(301,286)	-
Allowance for doubtful accounts	573,147	432,040
Deferred revenue amortized	-	(45,816)
Change in fair value of warrant liabilities	-	(910,000)
Exchange gain	(65,741)	-
Changes in operating assets and liabilities:
Restricted cash	9,833,472	(4,859,443)
Trade receivables	(4,422,097)	215,589
Bills receivable	(5,921,005)	(11,064,303)
Other receivables and prepayments	(965,360)	(5,214,083)
Advances to senior management	362,450	-
Inventories	(1,184,365)	(5,821,702)
Other payables and accrued expenses	(1,965,058)	1,117,543
Trade payables	3,513,956	5,299,877
Bills payable	(7,741,312)	18,440,940
Provision for warranty	(75,223)	-
Income taxes payable	(147,762)	(54,322)
Net cash flows used in operating activities	(13,305,190)	(1,545,685)
Cash flows from investing activities
Payments for deposits of acquisition of land use right, property, plant and	-	(3,984,119)
Proceeds from disposal of property, plant and equipment	-	64,092
Payments for acquisition of property, plant and equipment	(1,677,628)	(4,397,877)
Net cash flows used in investing activities	(1,677,628)	(8,317,904)

Cash flows from financing activities
Net proceeds from issuance of shares	-	9,258,466
Restricted cash	(27,070,560)	(27,061,374)
Proceeds from bank loans	49,859,412	64,935,933
Repayment of bank loans	(11,555,280)	(28,558,640)
Proceeds from non-interest-bearing loans	576,646	305,440

China GengSheng Minerals, Inc.
 Condensed Consolidated Statements of Cash Flows (Cont’d)

Repayment of non-interest-bearing loans	(379,822)	(479,649)
Loans from third parties	4,752,000	-
Government grant received	357,984	-
Net cash flows provided by financing activities	16,540,380	18,400,176

Effect of foreign currency translation on cash and cash equivalents	11,026	27,540

Net increase in cash and cash equivalents	1,568,588	8,564,127
Cash and cash equivalents - beginning of period	3,594,361	925,052

Cash and cash equivalents - end of period	$5,162,949	$9,489,179

Supplemental disclosure of cash flow information:-
Cash paid for:
Interest	$1,559,143	$2,537,099
Income taxes	$346,552	$262,133

Non-cash operating, investing and financing activities:-
Proceeds from disposal of property, plant and equipment settled by offsetting trade payables	$88,707	$-
Warrants issued to investors in connection with the private placement	-	970,000
Acquisition of Yili YiQiang Silicon Limited by offsetting deposit for acquisition of a non-consolidated affiliate	$1,098,979	$-